UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2019

Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	0-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Avenue, Tyler, Texas	75701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (903) 531-7111

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value per share	SBSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Southside Bancshares, Inc. (the "Company") held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) on May 15, 2019 in Tyler, Texas. A total of 29,079,240 shares of the Company's common stock were present or represented by proxy at the Annual Meeting, or 86.24%, of the 33,717,464 shares outstanding as of the record date, March 21, 2019. The Company's shareholders voted on three proposals at the Annual Meeting, as set forth below.

The final results relating to each proposal presented at the Annual Meeting are as follows:

Proposal 1	Shares Voted
Election of four nominees to the Company's Board of Directors for terms expiring at the 2022 Annual Meeting.	For	Against	Abstain	Broker Non-Votes
Michael J. Bosworth	22,853,747	70,556	176,614	5,978,323
Lee R. Gibson, CPA	22,800,829	265,389	34,699	5,978,323
George H. (Trey) Henderson, III	22,798,255	119,099	183,563	5,978,323
Donald W. Thedford	22,086,539	973,521	40,857	5,978,323

Proposal 2	For	Against	Abstain	Broker Non-Votes
Non-binding advisory vote to approve the compensation of the Company's named executive officers.	22,377,300	551,854	171,763	5,978,323

Proposal 3	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.	28,196,210	868,579	14,451	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: May 20, 2019	By:	/s/ Julie N. Shamburger
Julie N. Shamburger, CPA
Senior Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)